Exhibit 99.1

Media Contact

Shannon Pleasant

Intersil Corporation

(512) 832-8444

investor@intersil.com

Intersil Corporation Announces Initiative to Rebalance Resources

--Company Reports Second Quarter Revenue--

Milpitas, CA – July 26, 2013 Intersil Corporation (NASDAQ Global Select: ISIL), today announced a resource rebalancing initiative designed to better align the company’s operating expenses with strategic growth areas to improve competitiveness and execution across the business. The actions will shift more resources to product development, reducing expenses in manufacturing and sales operations as well as administrative functions. The initiative is specifically designed to create long-term structural changes that will enable incremental investments in product development, while remaining approximately within the current overall operating expense run rate.  The company also announced today higher than expected revenue of $144.8 million for the second quarter ended July 5, 2013.

The rebalancing initiative includes a reduction of the workforce by approximately 150 employees, which is anticipated to be gradually offset by the addition of new hires in design and development over the next few quarters.  The resulting restructuring charges are expected to be in the range of $8  to  $12 million.   Management intends to discuss this initiative and the company’s strategic direction during the upcoming second quarter earnings webcast.

Second Quarter Earnings Webcast

Intersil will be hosting a webcast to discuss second quarter results on July 30th at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com.  Participants can also dial (877) 415-3179 or +1 (857) 244-7322 and enter the pass code 14955703. A replay of the call will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 21890967.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil's management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," "goals," "targets" and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

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